Exhibit 10.5
ADDENDUM I

TO

ASSIGNMENT

BETWEEN

Ms. TSAI Hsui Ping &

Team Profit Asia Limited

This is the first addendum (the “Addendum”) to the Assignment, dated July 20, 2010.

WHEREAS, Mr. CHANG Cho-Po is the sole and exclusive owner of 臺灣植物快速繁植法 Patentable Technology (TFPPT) and has the sole and exclusive right to grant licenses of TFPPT.

WHEREAS, Mr. CHANG has read and considered the merits and appropriateness of the Assignment dated July 20, 2010 and Mr. CHANG Cho-Po hereby approves and authorizes Ms. TSAI Hsui Ping to execute the assignment.

NOW THEREFORE, Team Profit Asia Limited agreed to directly pay Mr. CHANG Cho-Po, commencing December 31, 2010 and at every quarter thereafter, as royalty fee, an amount equal to 6% of income received by Team Profit Asia Limited, its subsidiaries and its sub-licensee, on the use and application of TFPPT for the period December 31, 2010 to June 30, 2040.

AS WITNESS, whereof the parties hereto have caused this ADDENDUM to be duly executed on July 21, 2010.

Sole and exclusive owner of TFPPT
/s/ CHANG Cho-Po
Mr. CHANG Cho-Po

WITNESS
/s/ LI Hui
LI Hui

ASSIGNEE
ASSIGNOR	Team Profit Asia Limited
/s/ TSAI Hsui Ping	/s/ HO Lai Lai Anita
Ms. TSAI Hsui Ping	HO Lai Lai Anita, Director

WITNESS	WITNESS
/s/ YANG Xiaoting	/s/ PUN Chi Hong
Yang Xiaoting	PUN Chi Hong